EXHIBIT 99

--------------------------------------------------------------------------------

               Proxy Solicited on Behalf of the Board of Directors
                 for the Special Meeting of the Shareholders of
                         TIPTON TELEPHONE COMPANY, INC.
                           to be held on April 9, 1996


         The undersigned hereby appoints Joe F. Watson and Doris Ann Gish, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of shares of Tipton Common Stock that the undersigned would be entitled to vote if then personally present at a Special Meeting of the Shareholders of Tipton Telephone Company, Inc., to be held on April 9, 1996, or at any adjournment or adjournments thereof, upon the Amended and Restated Agreement and Plan of Merger as described in the Notice of Special Meeting and Proxy Statement-Prospectus, in the manner set forth below, and upon all other matters of business which may properly come before such meeting and any adjournment or adjournments thereof, in such manner as such proxies may in their discretion determine.

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

         1.       AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

                  FOR ___             AGAINST ___            ABSTAIN ___

         2. In accordance with their discretion, upon all other matters that may properly come before said Special Meeting and any adjournment or adjournments thereof.








Dated: __________________, 1996       Please Sign Here
                                                        ------------------------


                                                        ------------------------


         Note: Please date this proxy and sign it exactly as your name or names appear on your stock certificate(s). All joint owners of shares should sign. State full title when signing as executor, administrator, trustee, guardian, etc. Please return signed proxy in the enclosed envelope.




-------------------------------------------------------------------------------